SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
DENTSPLY INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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(Dentsply Logo)

DENTSPLY International
World Headquarters
Susquehanna Commerce Center
221 W. Philadelphia Street
York, PA 17405-0872
(717) 845-7511
Fax (717) 854-2343
April 10, 2006
Dear DENTSPLY Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders to be held on Wednesday, May 10, 2006, at 9:30 a.m., at the Company’s Employee Meeting Room at 570 West College Avenue, in York, Pennsylvania.
      The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.
      Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,

Gerald K. Kunkle, Jr.
Chief Executive Officer and
Chairman of the Board

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 10, 2006

      The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 10, 2006, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

1. To elect three Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Pricewaterhouse Coopers LLP, independent registered public accounting firm, to audit the books and accounts of the Company for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.
      The Board of Directors fixed the close of business on March 24, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
      The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.
      A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania.
      The Board of Directors urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors,
Brian M. Addison
Vice President, Secretary and
General Counsel
York, Pennsylvania
April 10, 2006
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation (“DENTSPLY” or the “Company”), for use at the Company’s 2006 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the “Annual Meeting”) to be held on Wednesday May 10, 2006, at 9:30 a.m., local time, at the Company’s Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 10, 2006.
      The Board of Directors fixed the close of business on March 24, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 79,182,099 shares of Common Stock of the Company, par value $.01 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.
      Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Company’s Board of Directors and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board of Directors.
      Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.
      The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail, facsimile or through the internet, and employees or agents of the Company may solicit proxies personally or by telephone.
      Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. The Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card or through the internet. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as “broker non-votes”).

ELECTION OF DIRECTORS
      The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board of Directors. The Board is currently comprised of eleven persons.
      Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of the Class III and Class I directors will expire at the 2007 and 2008 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.
      The three incumbent Class II directors are nominees for election to the Board this year for a three-year term expiring at the 2009 Annual Meeting of Stockholders. In the election, the three persons who receive the highest number of votes actually cast will be elected. The proxy named in the proxy card and on the internet voting site intends to vote for the election of the three Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, by telephone, or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.
      The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See “Stockholder Proposals for Proxy Statement and Nominations” in this Proxy Statement.
      Set forth below is certain information with regard to each of the nominees for election as Class II directors and each continuing Class III and Class I director.
Nominees for Election as Class II Directors

Name and Age	Principal Occupation and Directorships

Wendy L. Dixon, Ph.D Age 50	Dr. Dixon serves as the President of Global Marketing and Chief Marketing Officer at Bristol-Myers Squibb Company, a position she has held since joining the company in December 2001. She also serves on the Executive Committee of Bristol-Myers. From 1996 to November 2001, Dr. Dixon held executive management positions at Merck & Company, most recently serving as the Senior Vice President of Marketing. Prior to her employment at Merck, Dr. Dixon held executive management positions with Osteotech and Centocor and various positions at SmithKline in marketing, regulatory affairs and project management. Dr. Dixon was appointed to the DENTSPLY Board of Directors in July 2005.

Leslie A. Jones Age 66	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of DENTSPLY International Inc. (“Old Dentsply”) prior to its merger with Gendex Corporation (“Gendex”) on June 11, 1993 (the “Merger”). Prior to that time, Mr. Jones served as Old DENTSPLY’s Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the Merger, and prior to the Merger served as a director of Old DENTSPLY.

Name and Age	Principal Occupation and Directorships

Gerald K. Kunkle, Jr. Age 59	Mr. Kunkle was appointed as Chairman of the Board and Chief Executive Officer of DENTSPLY in May, 2005. Prior to that, he had been Vice-Chairman and Chief Executive Officer since January 2004, and held the position of President and Chief Operating Officer from January 1997 through December 2003. From January 1992 to January 1997, he served as President of Johnson & Johnson’s Orthopaedic and Vistakon divisions. Mr. Kunkle serves on the Board of Directors for Perrigo, Inc., as well as the National Foundation of Dentistry for the Handicapped. He also serves on the Advisory Council for the New York University College of Dentistry and is an active member of the Dental Trade Alliance. Mr. Kunkle was appointed to the DENTSPLY Board of Directors in March 2002.
Directors Continuing as Class III Directors

Name and Age	Principal Occupation and Directorships

Paula H. Cholmondeley Age 58	Ms. Cholmondeley is a private consultant on Strategic Planning. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is an independent trustee of Gartmore Capital Mutual Fund. She also serves on the Boards of Terex Corporation, Ultralife Batteries, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.

Michael J. Coleman Age 62	Mr. Coleman is the Chairman of Cape Publications in Melbourne, Florida. He was Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to March 2006. From July 1986 to May 1991, Mr. Coleman was President and Publisher of the Rockford (Illinois) Register Star. Mr. Coleman is a member of the National Newspaper Association and the American Society of Newspaper Editors. He is Chairman of Cool Media Consultants Co. of Cocoa Beach, Florida and serves as a director of Ron Jon Surf Shops and Prime Bank of Melbourne, Florida. Mr. Coleman has served as a director of the Company since the Merger, and prior thereto as a director of Gendex.

Name and Age	Principal Occupation and Directorships

John C. Miles II Age 64	Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a Director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of Old DENTSPLY commencing January 1990. Mr. Miles is currently serving as a director of Respironics, Inc. and Inamed Corporation. Mr Miles has been a director of the Company since the Merger and was a director of Old DENTSPLY commencing January 1990.

W. Keith Smith Age 71	Keith Smith served as Senior Vice Chairman of Mellon Financial Corporation and Mellon Bank, N.A., as well as a member of the Board of Directors from 1987 until 1998. In his capacity as head of Mellon Trust, he served as Chairman and Chief Executive Officer of The Boston Company and Boston Safe Deposit Company, as well as Chairman of The Dreyfus Corporation and Buck Consultants Inc. Mr. Smith joined Mellon in 1987 as Vice Chairman and Chief Financial Officer of Mellon Bank Corporation and Mellon Bank, N.A., and served in that capacity until 1990. Mr. Smith is a Chartered Accountant and a member of the Financial Executives Institute. He serves on the Boards of Directors of PPL Corporation, Baytree National Bank & Trust Co., Baytree Bancorp, Invesmart Inc., West Penn Allegheny Health System, Allegheny General Hospital, River City Brass Band Endowment, Robert Morris University, and the Greater Pittsburgh Council of the Boy Scouts of America. Mr. Smith has served as a director of the Company since the Merger and prior thereto served as a director of Old DENTSPLY.
Directors Continuing as Class I Directors

Name and Age	Principal Occupation and Directorships

Michael C. Alfano, D.D.S. Age 58	Dr. Alfano has been the Dean and Professor of Basic Science and Craniofacial Biology at the College of Dentistry, New York University since 1998. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. He serves as a member of or consultant to various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, and served on the Board of Overseers for the School of Dental Medicine at the University of Pennsylvania from 1992 to 2004. In addition, Dr. Alfano has served as a consultant to the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director and serves on the Executive Committee of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He is also a Trustee of the New York State Dental Foundation. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February, 2001.

Name and Age	Principal Occupation and Directorships

Eric K. Brandt Age 43	Mr. Brandt is President and Chief Executive Officer of Avanir Pharmaceuticals. Prior to that, he held various positions at Allergan, Inc., including Vice President and Chief Financial Officer from 1999 to 2001, President of Consumer Eye Care from 2001 to 2002, and Executive Vice President of Finance and Technical Operations and Chief Financial Officer until accepting his current position at Avanir in August 2005. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group, and a senior member of the BCG Health Care and Operations practices. He currently serves on the Board of Vertex Pharmaceuticals, Inc. and Avanir Pharmaceuticals. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.

William F. Hecht Age 63	Mr. Hecht is Chairman and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company. He was elected President and Chief Operating Officer in 1991 and has served in his present position since 1993. In addition to PPL Corporation, he serves on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation, and is a director of the Federal Reserve Bank of Philadelphia and RenaissanceRe Holdings Ltd. He also serves on the Board of a number of civic and charitable organizations. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.

Francis J. Lunger Age 60	Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. He also serves on the Landmark School Board of Trustees. Mr. Lunger was elected to the Dentsply Board of Directors in May 2005.
Votes Required
      The Class II directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.
The Board of Directors unanimously recommends a vote FOR the nominees for election as Class II directors.
Board of Directors and Committees
      The Company’s Board of Directors held seven meetings during 2005, two of which were telephone meetings. The Board of Directors has determined that the following directors are “independent” under the listing standards of The Nasdaq Stock Market, Inc. (the “Listing Standards”): Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Wendy L. Dixon, William F. Hecht, Leslie A. Jones, Francis J. Lunger and W. Keith Smith. Edgar H. Schollmaier retired from the Board December 31, 2005. The Board has an Executive Committee, an Audit and Finance Committee (“Audit Committee”), a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2005. The current composition and activities of the Committees are described below.

Executive Committee
      The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee are Messrs. Kunkle (Chairman), Jones, and Miles. The Executive Committee held no meetings during 2005.

Audit Committee
      The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control and performing the other duties set forth in the Audit and Finance Committee Charter (a copy of the Audit and Finance Committee Charter is attached to this Proxy Statement as Appendix A).
      The members of the Audit Committee are Ms. Cholmondeley, (Chairperson) and Messrs. Brandt and Lunger, all of whom are independent as defined in the Listing Standards. Mr. Schollmaier served on the committee until his retirement from the Board in December 2005. The Board has determined that Ms. Cholmondeley and Mr. Brandt are Audit Committee Financial Experts under the rules and regulations of the Securities and Exchange Commission. The Audit Committee held eight meetings during 2005, four of which were telephone meetings.

Governance Committee
      The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board and performing the other duties set forth in the Governance Committee Charter (a copy of the Governance Committee Charter is attached to this Proxy Statement as Appendix B). The members of the Committee are Messrs. Jones (Chairman) and Smith, Ms. Dixon and Dr. Alfano, all of whom are independent as defined in the Listing Standards. The Corporate Governance Committee held three meetings during 2005.
      It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by security holders in accordance with the Company’s by-laws (see Stockholder Proposals for Proxy Statement and Nominations in this Proxy Statement). No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;

•	the willingness and ability to devote the necessary time and effort required for service on the Board;

•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.
      When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

Human Resources Committee
      The Human Resources Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally, and employee benefit plans and other activities as set forth in the Human Resources Committee Charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix C). Its current members are Messrs. Hecht (Chairman), Coleman and Smith and Dr. Alfano, all of whom are independent as defined in the Listing Standards. The Human Resources Committee met four times during 2005, one of which was a telephone meeting.

Attendance at Annual Meetings
      It is the Company’s policy that Board members are expected to attend the Company’s Annual Stockholders Meeting, except when exceptional circumstances prevent attendance. In 2005, all Board members attended the Annual Meeting of Stockholders.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2006.
      In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.
      The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal even though the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.
The Audit and Finance Committee and the Board of Directors recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
      The following table provides information at December 31, 2005 regarding compensation plans and arrangements under which equity securities of DENTSPLY are authorized for issuance.

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))

Equity compensation plans approved by security holders (1)	6,930,447	40.14	4,025,030 (2)
Other equity compensation plans not approved by security holders (3)	130,746	n/a	n/a

Total	7,061,193

1)	Consists of the DENTSPLY International Inc. 1993 Stock Option Plan, 1998 Stock Option Plan and 2002 Amended and Restated Equity Incentive Plan (the “2002 Plan”).

2)	The maximum number of shares available for issuance under the 2002 Plan is 7,000,000 shares of common stock (plus any shares of common stock covered by any unexercised portion of canceled or terminated stock options granted under the 1993 Stock Option Plan or 1998 Stock Option Plan) (the “Maximum Number”). The Maximum Number (which includes shares already granted as options under the plan which are not forfeited) may be increased on January 1 of each calendar year during the term of the 2002 Plan to equal 7% of the outstanding shares of common stock on such date, prior to such increase if greater than 7,000,000.

3)	See below for a description of the Directors’ Deferred Compensation Plan and the Supplemental Executive Retirement Plan pursuant to which shares of common stock may be issued to outside directors and certain management employees.
Directors Deferred Compensation Plan
      Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits non-employee directors to elect to defer receipt of directors fees or other compensation for their services as directors. Non-employee directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account, with stock units being distributed in the form of Common Stock at the time of distribution. Distributions to a director under the Deferred Plan will not be made to any non-employee director until the non-employee director ceases to be a member of the Board of Directors. Upon ceasing to be a member of the Board of Directors, the deferred non-employee director fees are paid based on an earlier election to have their accounts distributed immediately or in annual installments for up to ten (10) years.
Supplemental Executive Retirement Plan
      Effective January 1, 1999, the Board of Directors of the Company adopted a Supplemental Executive Retirement Plan (the “Plan”). The purpose of the Plan is to provide additional retirement benefits for a limited group of management employees whom the Board concluded were not receiving competitive retirement benefits. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as a cash with interest or stock unit account, with stock units being distributed in the form of Common stock at the time of distribution. Upon retirement/termination, the participant is paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

EXECUTIVE COMPENSATION
Summary Compensation
      The following table sets forth the compensation earned by the Company’s chief executive officer and the four other highest-paid executive officers of the Company whose salary and bonus for the year ended December 31, 2005 were in excess of $100,000 (collectively, the “named executive officers”) for each of the last three fiscal years.
SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other	Restricted
				Annual	Stock	Options/	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Gerald K. Kunkle, Jr.	2005	705,000	706,100	—	—	158,372	—	146,925 (2)
Chairman of the Board and	2004	640,000	567,700	—	—	133,117	—	103,675 (2)
Chief Executive Officer (1)	2003	512,000	340,800	—	—	198,300	—	92,971 (2)
Thomas L. Whiting	2005	483,000	393,100	—	—	90,542	—	103,345 (2)
President and	2004	450,000	324,300	—	—	76,067	—	74,471 (2)
Chief Operating Officer (3)	2003	370,000	213,900	—	—	97,400	—	63,168 (2)
Bret W. Wise	2005	377,000	283,200	—	—	90,542	—	63,201 (2)
Executive Vice President (4)	2004	341,000	208,000	—	—	30,427	—	47,594 (2)
	2003	325,000	183,000	—	—	29,800	—	52,074 (2)
William R. Jellison	2005	333,000	229,300	—	—	46,317	—	48,674 (2)
Senior Vice President and)	2004	323,000	120,100	—	—	20,918	—	44,364 (2)
Chief Financial Officer (5)	2003	312,000	165,900	—	—	29,800	—	44,211 (2)
Rudolph Lehner	2005	390,400	134,400	—	—	27,521	—	85,922 (7)
Senior Vice President (6)	2004	428,385	312,748	—	—	20,918	—	101,348 (7)
	2003	384,733	276,331	—	—	29,800	—	70,629 (7)

(1)	Mr. Kunkle was appointed Chairman of the Board effective May 11, 2005.

(2)	Consists of amounts contributed to The DENTSPLY International Inc. Employee Stock Ownership Plan (the “Company ESOP”) and allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”). Under the Internal Revenue Code (the “Code”), the maximum amount that can be contributed annually to the Company ESOP in respect of any employee is generally an amount equal to the lesser of $42,000 or 25% of such employee’s covered compensation. Employee interests in the Company ESOP and SERP are subject to vesting in accordance with the respective plans.

(3)	Mr. Whiting retired as President and Chief Operating Officer effective December 31, 2005.

(4)	Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006.

(5)	Mr. Jellison was appointed Senior Vice President and Chief Financial Officer January 10, 2005.

(6)	Mr. Lehner has been an employee of the Company since October 1, 2001. His compensation is paid in Euros. The exchange rates used to determine the U.S. dollar equivalents for 2005, 2004 and 2003 were 1.18295, 1.3557 and 1.2532, respectively.

(7)	Includes allocations to the Company’s SERP and compensation for the tax effect of a company car which is treated as a benefit in kind.

      The following table sets forth certain information with respect to grants of options during the year ended December 31, 2005 and their potential realizable values.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		% of Total
		Options
		Granted to	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted (#)	Fiscal Year	($/Share)	Date	Value ($)(1)

Gerald K. Kunkle, Jr.	158,372	11.81	55.48	12/13/2015	2,397,847
Thomas L. Whiting	90,542	6.75	55.48	12/13/2015	1,370,860
Bret W. Wise	90,542	6.75	55.48	12/13/2015	1,370,860
William R. Jellison	10,100	.75	53.37	3/22/2015	147,020
William R. Jellison	36,217	2.71	55.48	12/13/2015	548,347

Total for William R. Jellison	46,317	3.46	55.02		695,367
Rudolf Lehner	27,521	2.05	55.48	12/13/2015	416,684

(1)	Determined using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0.50%, risk-free interest rate 4.40%, expected volatility 20%, and expected life 5.5 years.
      The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 2005 and the value of options held at that date.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised		Value of Unexercised
			Options Held at		in-the-Money Options at
			Fiscal Year-End		Fiscal Year-End ($)(1)
	Shares Acquired	Value
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald K. Kunkle, Jr	73,200	3,019,258	748,722	313,217	17,394,023	622,001
Thomas L. Whiting	212,700	7,412,327	329,509	0	2,011,694	0
Bret W. Wise	0	0	84,509	120,760	1,098,188	93,470
William R. Jellison	24,750	869,730	235,040	70,195	6,232,404	96,702
Rudolf Lehner	72,084	1,546,895	28,406	51,399	285,750	93,470

(1)	Represents the difference between the last reported sale price of the Common Stock as reported on the NASDAQ National Market on December 31, 2005 ($53.69) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options, unless the last reported sale price is less than the exercise price. If the difference is negative no value is calculated for the options.
Employment Agreements
      The Company is party to employment agreements with all of the named executive officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company (without “cause,” as defined in the employment agreements) or by the employee with “good reason” (as described in the employment agreements), (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment all compensation at the rate paid and in the term paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two year period following termination of employment under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of his employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a “change in control” (as defined in the employment agreements), the employee may require the Company to pay to the employee, within five days after the employee’s request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two year period following such termination of employment.
      The Company has also entered into employment agreements with certain other members of senior management having terms substantially similar to those described above.
Compensation of Directors
      Members of the Board of Directors who are not employees of the Company (“Outside Directors”) received an annual fee in 2005 of $40,000 ($45,000 for Outside Directors who are chairpersons of the Human Resources and Governance Committees, $50,000 for the chairperson of the Audit and Finance Committee and $50,000 for the Lead Director) and a fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing in 2005. In 2006, these fees remain $40,000, $45,000, $50,000 and $50,000, respectively. Mr. Miles received an annual fee of $27,778 in 2005 for service as Chairman of the Board. Each Outside Director elected since 1993 received, at the time of such Outside Director’s appointment or election to the Board, a non-discretionary grant of options to purchase 10,000 shares of Common Stock through June 2005, or 10,000 shares as of July 1, 2005. Each Outside Director will automatically receive an additional grant of 9,000 options on every third anniversary of the date of the initial grant of options to such Outside Director. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.
      Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of directors fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a Director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.
Human Resources Committee Interlocks and Insider Participation
      None of the current members of the Human Resources Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Human Resources Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 24, 2006 held by (i) each person who is known by the Company to have been the beneficial owner of more than five percent of the Company’s Common Stock on such date, (ii) each director and nominee for director, (iii) the Company’s chief executive officer and the other named executive officers, and (iv) all directors and executive officers of the Company as a group (based on 79,182,099 shares of Common Stock outstanding as of such date).

Shares Owned Beneficially
Directors, Executive Officers
and Five Percent Stockholders	Number	Percent

FMR Corp.	6,909,519 (1)	8.7
82 Devonshire Street
Boston, MA 02109
The DENTSPLY International Inc.	5,017,250 (2)	6.3
Employee Stock Ownership Plan Trust
c/o T. Rowe Price
P. O. Box 17349
Baltimore, MD 21297-1349
Gerald K. Kunkle, Jr.	793,112 (3)	*
Thomas L. Whiting	381,250 (4)	*
Bret W. Wise	91,060 (5)	*
William R. Jellison	254,583 (6)	*
Rudolf Lehner	33,698 (7)	*
Dr. Michael C. Alfano	8,912 (8)	*
Eric K. Brandt	3,195 (9)	*
Paula H. Cholmondeley	15,509 (10)	*
Michael J. Coleman	36,223 (11)	*
Wendy L. Dixon	—
William F. Hecht	20,304 (12)	*
Leslie A. Jones	128,345 (13)	*
Francis J. Lunger	295 (14)	*
John C. Miles II	12,000	*
W. Keith Smith	66,895 (15)	*
All directors and executive officers as a group (21 persons)	2,605,874 (16)	3.3

*	Less than 1%

(1)	Based on information contained in the Amended Schedule 13G filed by FMR Corp. on February 14, 2006.

(2)	Participants in the Company ESOP have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants’ accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of March 24, 2006, 5,017,250 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and no shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of common stock allocated to his or her account as soon as practicable after such participant’s employment with the Company terminates. In general, except for certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, or who have vested balances that exceed six times their previous year’s salary, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants’ accounts are distributed to them.

(3)	Includes 7,305 shares allocated to the Company ESOP account of Mr. Kunkle, 7,500 shares held in Mr. Kunkle’s individual retirement account, 748,723 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 14,584 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(4)	Includes 48,437 shares allocated to the Company ESOP account of Mr. Whiting, 329,509 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 24, 2006 and 3,304 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(5)	Includes 250 shares held by Mr. Wise’s spouse, 1,381 shares allocated to the Company ESOP account of Mr. Wise, 84,510 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 2,420 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(6)	Includes 1,500 shares held by a Mr. Jellison’s family trust, 5,805 shares allocated to the Company ESOP account of Mr. Wise, 235,040 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 6,468 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(7)	Includes 28,406 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 24, 2006 and 5,292 shares which could be acquired pursuant to the SERP upon retirement or termination from the Company.

(8)	Consists of 6,000 shares, which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006.

(9)	Consists of 3,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 195 shares which could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(10)	Consists of 12,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 3,509 shares which could be acquired pursuant to the Deferred Plan when Ms. Cholmondeley ceases to be a Board member.

(11)	Includes 6,300 shares held by Mr. Coleman’s spouse, 18,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of March 24, 2006 and 8,923 shares which could be acquired pursuant to the Deferred Plan when Mr. Coleman ceases to be a Board member.

(12)	Consists of 15,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006 and 5,304 shares which could be acquired pursuant to the Deferred Plan when Mr. Hecht ceases to be a Board member.

(13)	Includes 27,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 24, 2006 and 6,316 shares which could be acquired pursuant to the Deferred Plan when Mr. Jones ceases to be a Board member.

(14)	Includes 295 shares that could be acquired pursuant to the Deferred Plan when Mr. Lunger ceases to be a Board member.

(15)	Includes 27,000 shares which could be acquired pursuant to exercise of stock options exercisable within 60 days of March 24, 2006 and 12,040 shares which could be acquired pursuant to the Deferred Plan when Mr. Smith ceases to be a Board member.

(16)	Includes 31,050 shares held by or for the benefit of others, 7,500 shares held in individual retirement accounts, 1,214 shares held in 401(k) accounts, 178,599 shares allocated to employees’ ESOP accounts, 1,830,246 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of March 24, 2006, 36,583 shares which could be acquired pursuant to the Deferred Plan when directors cease to be Board members and 48,606 shares which could be acquired pursuant to the SERP upon retirement or termination of executive officers from the Company.

      The Board of Directors established stock ownership guidelines effective March 2, 1999, to encourage accumulation and retention of Common Stock by executives of the Company, including the named executive officers. The guidelines are stated as a multiple of annual base salary as follows: three times annual base salary for the chief executive officer; two times annual base salary for the chief operating officer; one times annual base salary for senior vice presidents; .75 times base salary for vice presidents and other officers; and .50 times base salary for general managers. The recommended time period for reaching the guidelines is five years. Common Stock allocated to officers in their Company ESOP account and individual retirement plans will be included but stock options will not be counted in determining ownership levels.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Human Resources Committee is comprised of four directors, all of whom are independent under the Listing Standards and operates under a written charter (a copy of the Human Resources Committee Charter is attached to this Proxy Statement as Appendix C). The Committee is pleased to present its report on executive compensation. This report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company.
Compensation Philosophy
      It is the philosophy of the Company that a significant portion of executive compensation be directly linked to the Company’s success in meeting profit, growth and corporate performance goals, as well as increases in stockholder value. The Human Resources Committee utilizes the following objectives as guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables the Company to attract and retain key personnel.

•	Provide a broad-based compensation package that recognizes the contributions of all management personnel.

•	Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals.

•	Provide long-term compensation opportunities, through equity incentives, that align executive compensation with value received by stockholders.
      Section 162(m) of the Internal Revenue Code (“Code”) disallows a Federal income tax deduction to publicly held companies for compensation paid to the chief executive officer and the other named executive officers, to the extent that compensation exceeds $1 million for such officer in any fiscal year. This limitation does not apply to compensation that is “performance based” in accordance with certain specific requirements. The Company’s 1998 stock option and 2002 equity incentive plans have been structured so that options granted under the plans qualify as “performance based compensation” and are exempt from the limitations on deduction. Compensation paid to Mr. Kunkle, the Company’s chief executive officer, that was not “performance-based compensation” in accordance with Section 162(m) exceeded the $1 million limit. The Committee believes that the chief executive officer and the other named executive officers are being appropriately compensated in a manner that relates to performance and is in the long-term interests of the stockholders. The Committee is not taking action at this time to limit the Company’s discretion to pay “non-performance based compensation” to the chief executive officer and the other named executive officers.
Compensation Program Components
      The Human Resources Committee periodically reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In November 2004, the Committee retained Towers Perrin to study and report on the Company’s executive compensation practices and to do competitive evaluations of the total compensation for thirteen of the Company’s corporate officer and executive positions. The Human Resources Committee reviewed the findings of these studies and made its recommendations regarding compensation to the Board of Directors of the Company at meetings held in December 2005. The compensation program for executive officers is comprised of the following components: base salary, annual incentive compensation and stock options. Each of these components is summarized below.
      Base Salary. In December 2004, the Committee set Mr. Kunkle’s and Mr. Whiting’s base salaries at $705,000 and $483,000, respectively. The base salaries of Messrs. Wise, Jellison and Lehner were set by the Committee at $377,000, $333,000 and Euro 330,000, respectively.

      Among the factors that the Human Resources Committee considered in setting base salaries for executive officers were its interpretation of the Towers Perrin report regarding salary levels of executive officers of other manufacturing companies of similar size, and evaluation of the performance of the Company and the executive officers. While the Committee believes that it will be appropriate to attempt to maintain base salaries in line with perceived industry averages for comparable companies, the amount of any particular salary increase will also depend upon the individual’s job performance. Additionally, the Committee places more weight on the long term incentive portion of the compensation of the executive officer. In addition to the Towers Perrin report, the chief executive officer’s recommendations were taken into account in setting the base salaries of executive officers other than the chief executive officer.
      Annual Incentive Compensation. Annual bonuses represent payments for the achievement of short-term objectives and recognize both the overall performance of the Company and individual performance in a given year. In December 2004, the Human Resources Committee approved a bonus program for senior executives in 2005.
      Under this bonus program, during 2005, certain target award opportunities were established for the Company’s chief executive officer (“CEO”), president and chief operating officer (“COO”), executive vice president, senior vice presidents and other management employees. For the CEO, COO, the executive vice president (“EVP”), and the chief financial officer (“CFO”), the target consisted of the budgeted level of corporate net income adjusted for sales growth. For the senior vice presidents other than the CFO, the targets consisted of: (i) the budgeted level of corporate net income adjusted for sales growth; and (ii) the budgeted operating income level adjusted for sales growth of the business group applicable to each such senior vice president. For Messrs. Kunkle, Whiting and Wise, the bonus award for 100% of targeted performance was set at 80%, 65% and 60%, respectively, of their base salaries. For Messrs. Jellison and Lehner, the bonus awards for 100% of targeted performance were set at 55% of their respective base salaries. Messrs. Kunkle, Whiting, Wise, and Jellison exceeded targeted performance and received bonus awards for 2005 of 100.2%, 81.4%, 75.1%, and 68.9%, respectively, of their base salaries. Mr. Lehner received a bonus award for 2005 of 34.4%.
      The named executive officers also participate in the Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded “top-hat” plan for the purposes of providing additional retirement benefits for highly compensated employees of the Company to make the Company’s executive retirement benefits more competitive.
Stock Awards
      The Company’s stock option and equity incentive plans are intended to motivate key employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives through the ownership and performance of the Company’s Common Stock. The plans are designed to provide benefits to key management only to the extent that stockholders enjoy increases in value.
      In 2005, 527,777 stock options were granted to the Company’s executive officers under the 1998 and 2002 stock option plans. The Human Resources Committee considered the respective stock and option holdings of the executive officers of the Company in comparison with stock and option holdings of executive management of companies of similar size and growth records, based upon the information set forth in the Towers Perrin report, and made option awards during 2004 that were consistent with the compensation philosophy of the Human Resources Committee, as described above, and that were intended to be competitive with industry averages for comparable companies.
      The Committee granted Mr. Kunkle an award of 158,372 options. The Committee compared Mr. Kunkle’s base salary, bonus and past stock option grants to the compensation practices of corporations with revenues of $1 – 2 billion in Towers Perrin’s Executive Compensation Data Base. The grant made to Mr. Kunkle placed a greater emphasis on the long term portion of his total direct compensation (direct compensation is comprised of base salary, annual bonus and the Black-Scholes value of DENTSPLY option grants) while still positioning his total direct compensation between the 50th and 75th percentiles of competitive practice.
HUMAN RESOURCES COMMITTEE

William F. Hecht	Michael C. Alfano	Michael J. Coleman	W. Keith Smith

AUDIT AND FINANCE COMMITTEE DISCLOSURE
Audit and Finance Committee Report
      The Audit and Finance Committee consists of three directors, all of whom are independent as defined by the Listing Standards. In addition, Mr. Brandt and Ms. Cholmondeley have been designated as “audit committee financial experts” under applicable rules and regulations of the Securities and Exchange Commission. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. This charter is reviewed at least annually by the Committee and the Board and amended as determined appropriate (a copy of this charter is attached to this Proxy Statement as Appendix A).
      The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee approves and retains the Company’s independent registered public accounting firm.
      Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and an audit of the Company’s internal control over financial reporting; and to issue a report thereon. The Committee’s responsibility is to oversee these processes.
      In this context, the Committee has met and held discussions with management and PwC, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and PwC. The Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      In addition, the Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented.
      The Committee discussed with PwC the overall scope and plans for their audits. The Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
AUDIT AND FINANCE COMMITTEE

Paula H. Cholmondeley	Eric K. Brandt	Francis J. Lunger
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004

Audit	$2,588,939	$3,127,393
Audit related	51,500	84,008
Tax	100,304	95,474

	$2,740,743	$3,306,875

      The audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2005 and 2004, audit fees included professional services related to the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
      The audit related fees for the years ended December 31, 2005 and 2004, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s Financial Statements. Such services include assistance in applying financial accounting and reporting standards and certain attestation services.
      Tax fees for the years ended December 31, 2005 and 2004, respectively, were for audit related tax compliance in each of the indicated fiscal years.
      The Audit and Finance Committee reviews summaries of the services provided by PwC and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC.
      The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Committee at its next meeting. Management makes a presentation to the Committee (or the Chairman of the Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Committee advises Management of the services that are approved and the projected level of expenditure for such services.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      The following graph shows the cumulative total stockholder return on the Company’s Common Stock over the last five fiscal years as compared to the returns of the NASDAQ U.S. Index and the Standard & Poor Health Care Composite Index. The graph assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock and in the NASDAQ U.S. Index and the Standard & Poor Health Care Composite Index and assumes reinvestment of dividends.

Year Ended December 31,	2000	2001	2002	2003	2004	2005

DENTSPLY International Inc.	100	129.13	144.24	175.99	219.92	211.07
S&P Health Care Composite Index	100	88.05	71.48	82.24	83.62	89.02
NASDAQ U.S. Index	100	70.75	51.08	76.82	85.44	96.38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under federal securities laws, the Company’s directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the Securities and Exchange Commission. The required reporting periods were significantly reduced in August 2002 for most reports to two business days. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by the persons, the Company believes that during fiscal 2005, all such persons complied with all applicable filing requirements, except that, an initial statement of beneficial ownership was filed late for Rachel P. McKinney, a report was filed late for options granted to William R. Jellison in March 2005, and in connection with the grant of stock options in December 2005, one late report was filed for each of the following persons: Messrs. Brian M. Addison, Christopher T. Clark, William R. Jellison, Gerald K. Kunkle, Jr., Rudolf Lehner, James G. Mosch, J. Henrik Roos, Timothy S. Warady, Thomas L. Whiting and Bret W. Wise.

PROXY DELIVERY STATEMENT
      As permitted by law, one copy of the Company’s Proxy Statement and Annual Report is delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report. We believe this “Householding” approach provides greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to the same address.
      The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholders residing at an address to which only one copy was delivered. Requests for additional copies should be directed to ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
      Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may also contact ADP, as noted above, to request that only a single copy of such document be mailed in the future.
      We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.
STOCKHOLDER COMMUNICATIONS STATEMENT
      The Board of Directors has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their Committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.
STOCKHOLDER PROPOSALS FOR PROXY STATEMENT AND NOMINATIONS
      Stockholder proposals that are intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2007 must be received by the Company no later than December 11, 2006, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting.
      The Company’s by-laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders must be given to the Secretary of the Company not less than 60 days in advance of the date of the mailing of materials regarding the prior year’s Annual Meeting, which mailing date is identified on the Chairman’s letter at the front of the proxy statement. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2007 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 9, 2007.
      The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.
FORM 10-K
      STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS DEPARTMENT, DENTSPLY INTERNATIONAL INC., SUSQUEHANNA COMMERCE CENTER, 221 WEST PHILADELPHIA STREET, YORK, PENNSYLVANIA 17405-0872.
CORPORATE GOVERNANCE GUIDELINES
      During 2004, the Board of Directors revised its Corporate Governance Guidelines and Policies. A copy of such Guidelines and Policies, as amended to date, are set forth as Appendix D to the Proxy Statement.
OTHER MATTERS
      The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the this Proxy Statement . If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

APPENDIX A
DENTSPLY International Inc.
Audit & Finance Committee
Charter

I.	PURPOSE
The primary function of the Audit & Finance Committee (“Committee”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities and risk management activities. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent accountants, the internal auditors and the management of the Company.

II.	ORGANIZATION

1.	Members — The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission and NASDAQ, of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. Committee members shall be nominated by the Board, and the Committee shall be composed of not less than three independent Directors who meet the NASDAQ requirements regarding financial knowledge, experience and expertise.

2.	Meetings — The Committee will meet on a regular basis and special meetings will be called as circumstances require. The Committee will meet privately from time to time with representatives of the Company’s independent accountants, the internal auditor and management. Written minutes will be kept for all meetings.

3.	Funding — The Committee shall receive sufficient funding to carry out its functions, including the hiring of outside advisors as deemed appropriate by the Committee.

III.	FUNCTIONS

1.	Independent Registered Public Accounting Firm — The Committee shall have responsibility for recommending the appointment, compensation, retention and oversight of the independent accountants. These responsibilities shall include, but not be limited to, the following: (a) Recommend annually to the Board the firm to be approved by the Shareholders as the Company’s independent accountants; (b) Instruct the independent accountants that they are ultimately responsible to the Board and the Committee; (c) Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, confirming their objectivity and independence, including in regard to scope of services; and (d) Receive direct reports from the independent accountants regarding their audit activities and findings.

2.	Independent Accountants Audit Plans & Results — Review and approve the plans, scope, fees and results for the annual audit with the independent accountants. Inquire of management and the independent accountants if any significant financial reporting issues arose during the current audit and, if so, how they were resolved. Discuss and resolve any significant issues raised by the independent accountants in their recommendations to management regarding internal control weaknesses and process improvements. Review the extent of all services and fees to be performed for the Company by its independent accountants and approve all engagements of the independent accountants for services, including specifically all non-audit related services. The approval of non-audit services may be provided by the Chair of the Committee, provided that such approval shall be reviewed at the next immediate meeting of the Committee and subject to ratification by the Committee.

3.	Internal Audit Plans & Results — Review and approve the plans, scope, budget and results for the internal audit function. Discuss and resolve any significant issues raised by the internal audit function in their Internal Audit Reports to Management regarding internal control weaknesses and process improvements. The internal audit function directly reports to the Audit & Finance Committee and administratively reports to the CFO. The Committee works with Management to ensure that the internal audit function has adequate resources.

4.	Accounting Principles and Disclosures — Review significant developments in accounting rules and recommended changes in the Company’s methods of accounting or financial statements. The Committee also shall review with the independent accountants the quality and acceptability of the application of the Company’s accounting principles to the Company’s financial reporting, including any significant proposed changes in accounting principles and financial statements.

5.	Internal Accounting Controls — Consult with the independent accountants regarding the adequacy of internal accounting controls. Inquire as to the adequacy of the Company’s accounting, financial, and auditing personnel resources. As appropriate, consultation with the independent accountants regarding internal controls should be conducted out of management’s presence.

6.	Internal Control Systems — Review with management and internal auditors the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. Reports on internal audit projects with management responses shall be available for Committee review. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate.

7.	Finance — In carrying out its Finance function, the Committee may undertake such actions as it deems necessary or useful and provide updates and recommendations to the Board of Directors which may include:

A.	Capital Structure. Receiving reports from management about the current capital structure and proposed changes to the capital structure.

B.	Dividend Policy. Reviewing analyses from management about the current dividend policy of the Company and provide recommendation to the Board of Directors.

C.	Financing Activities. Reviewing analyses from management including accounting, tax and financing activities associated with proposed material financing transactions and provide recommendation to the Board of Directors.

D.	Capital Expenditures. At the request of the Board, review specific projects proposed by Management as well as perform a post implementation review of major projects.

E.	Benefit Plan Funding Matters. Reviewing reports from management concerning the funding requirements for the Company’s employee benefit plans.

F.	Insurance. Reviewing the Company’s insurance coverage and the related costs.

G.	Review and approve policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management and Global Cash Investment Management

H.	Review tax compliance programs and the tax optimization strategies of the company.

I.	Review the financial and accounting components of any material transactions significantly impacting the company.

8.	Information Technology — Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.

9.	Complaint Handling — Review and approve the procedures established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

10.	Outside Advisors — The Committee shall directly engage independent advisors when deemed appropriate by the Committee.
In carrying out its responsibilities, the Committee shall remain flexible in its policies and procedures in order that it can best react to changing conditions and environment and to assure to the directors and shareholders that the corporate accounting, reporting and financing practices of the Company are in accordance with all requirements and are of the highest quality.

APPENDIX B
DENTSPLY INTERNATIONAL INC.
Corporate Governance Committee Charter
I. PURPOSE
The primary function of the Corporate Governance and Nominating Committee (“Committee”) is to assist the Board of Directors of the Company (the “Board”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Committee shall report to the Board on matters relating to the activities of the Committee.
II. ORGANIZATION

A.	Members. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its election of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.
III. FUNCTIONS
The Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;

•	Establish criteria for membership on the Board of Directors and its Committees, such as depth of experience, business interest and experience, required expertise and qualifications for membership on each Committee;

•	Aid in recruiting and attracting qualified candidates to serve on the Board;

•	Consider and appraise the performance of incumbent members of the Board in determining whether to recommend that they be nominated for re-election;

•	Make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of each standing Committee of the Board;

•	Recommend appointments of directors as members of Committees of the Board;

•	Periodically review and recommend Goverance Guidelines and Policies, including, but not limited to: (i) recommending the policy governing retirement of directors from the Board, (ii) recommending the term of office for directors and whether or not the Board should be classified according to terms, (iii) recommending the desirable ratio of employee and non-employee directors, and (iv) reviewing the format of Board meetings and making recommendations for the improvement of such meetings.

•	Approve the acceptance of outside Board seats by Company executives;

•	Review the compensation of the members of the Board for services as a director or member of any Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;

B-1

•	Evaluate Company policies relating to the recruitment of directors, including D&O insurance and indemnification and make recommendations to the Board, or any appropriate Board Committee, regarding such matters; and

•	Review periodically, in the light of changing conditions, new legislation, regulations and other developments, the Company’s Code of Conduct, and make recommendations to the Board for any changes, amendments and modifications to the Code that the Committee shall deem desirable.

•	Review and report to the Board annually concerning Board member independence as defined by the NASDAQ rules.

•	Annually, direct the evaluation of the functioning of the Board in accordance with procedures established by the Board.

•	The Committee shall directly engage independent advisors when deemed appropriate by the Committee.

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APPENDIX C
DENTSPLY INTERNATIONAL INC.
Human Resources Committee Charter
I. PURPOSE
The primary function of the Human Resources Committee is to provide general oversight and assistance to the Board of Directors of the Company (the “Board”) for the organizational structure of the Company and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.
II. ORGANIZATION

A.	Composition. The Committee shall consist of directors who are independent, as defined by NASDAQ and SEC rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

B.	Meetings. The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. A majority of the Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the Committee determines requires approval of the Board.
III. FUNCTIONS

A.	General. The Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall communicate to shareholders, as deemed appropriate or as required by the Securities and Exchange Commission or other regulatory body, the Company’s compensation policies and practices. More specifically, the Committee shall be responsible for the following:

•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;

•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;

•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer’s, compensation for the last year was based;

•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

•	Approve, subject to shareholders approval when appropriate, all new equity-related incentive plans for senior management;

•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;

C-1

•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;

•	Receive and review annually or otherwise, as the Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;

•	Review with the Chief Executive Officer matters relating to management succession;

•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the Committee to assist the Committee with its areas of responsibility; and

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.

B.	Consultants. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.

C.	Stock Option Plans. Either directly or through delegation to a subcommittee, administer the Company’s Stock Option Plans, including but not limited to:

•	Participating in the establishment of option guidelines and general size of overall grants;

•	Making grants;

•	Interpreting the Plans;

•	Determining rules and regulations relating to the Plans;

•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);

•	Approving any exceptions to receive retiree treatment; and

•	Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

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APPENDIX D
DENTSPLY International Inc.
CORPORATE GOVERNANCE GUIDELINES/ POLICIES
TABLE OF CONTENTS

I.	Functions/Responsibilities of the Board of Directors	D-1
II.	Selection/Service of Board Members	D-1
	A. Identification	D-1
	B. Non-Discrimination	D-1
	C. Independence	D-2
	D. Criteria for the Nomination	D-2
	E. Number of Board Seats	D-2
	F. Size of Board	D-3
III.	Term	D-3
	A. Normal Terms	D-3
	B. Management Director Resignation	D-3
	C. Term Limits	D-3
IV.	Stock Ownership of Directors	D-3
V.	Board Meetings	D-3
	A. Scheduling of Meetings	D-3
	B. Agenda	D-3
	C. Management Presentations	D-3
	D. Executive Sessions	D-4
VI.	Attendance	D-4
	A. Board Meetings	D-4
	B. Annual Shareholders Meeting	D-4
VII.	Lead Director	D-4
VIII.	Board Committees	D-4
	A. Generally	D-4
	B. Charters	D-4
	C. Advisors	D-5
	D. Committee Assignments	D-5
	E. Committee Meetings	D-5
IX.	Compensation	D-5
X.	Self-Evaluation by the Board	D-5
XI.	Director Education	D-5
XII.	Expenses	D-6
XIII.	Capital Expenditures	D-6
XIV.	Communication with the Board	D-6
	A. General Communications	D-6
	B. Director Nominations	D-6

DENTSPLY INTERNATIONAL INC.
CORPORATE GOVERNANCE GUIDELINES/ POLICIES
(Revised April 2006)
The following Corporate Governance Guidelines have been adopted by the Board of Directors of the Corporation to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level. These Corporate Governance Guidelines shall be reviewed by the Board, through the Governance Committee (or successor thereof), on a periodic basis and are subject to modification from time to time by the Board.
I.   Functions/Responsibilities of the Board of Directors
      The Directors shall have the authority to manage the business and affairs of the Corporation in accordance with the Delaware General Corporation law and as set forth in the By-Laws. Directors shall discharge the duties of their positions in good faith, in a manner reasonably believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances. The responsibility of the Board of Directors is to supervise and direct the management of the Corporation. To that end, the Board of Directors (references to the Board include the Committees of the Board, as applicable) shall have the following duties:

(1)	Overseeing the conduct of the Corporation’s business to evaluate whether the business is being properly managed;
(2)	Reviewing and, where appropriate, approving the Corporation’s major financial objectives, plans and actions;
(3)	Reviewing the Corporation’s financial statements;
(4)	Assessing major risk factors relating to the Corporation and its performance, and reviewing measures to address and mitigate such risks;
(5)	The selection and appointment and regularly evaluating the performance and approving the compensation of the Chief Executive Officer and, with the advice of the Chief Executive Officer, the principal senior executives; and
(6)	Planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other key executives.

The Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, shall have the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation, and in accordance with any specific plans, instructions or directions of the Board.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business or the entry of the Corporation into a major new line of business.
II.  Selection/Service of Board Members

A.	Identification. The responsibility for the selection of new Directors resides with the Board and shareholders. The identification, screening and recommendation process has been delegated to the Governance Committee, which reviews candidates for election as Directors and annually recommends a slate of Directors for approval by the Board and election by the shareholders. New Directors shall be the subject of and must satisfactorily pass a background check.

B.	Non-Discrimination. Potential candidates for membership on the Board and Committees of the Board shall not be denied consideration by reason of race, sex, religion, color or ethnicity. Nor shall any candidate be approached or selected solely because of any such reason.

C.	Independence. It is intended that the Board be comprised of a strong majority of independent Directors and no less than are required by NASDAQ or applicable law. Independence shall be defined as provided by the rules of NASDAQ and any applicable law. The Board, in consultation with the Company’s Secretary, shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall provide to the Corporation for presentation to the Board, full information regarding the Director’s business and other relationships with the Corporation and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between Directors and the Corporation and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

D.	Criteria for the Nomination:

1.	The Governance Committee shall consider for selection as Directors those persons:

a.	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

b.	who have the competence, maturity and integrity to monitor and evaluate the Corporation’s management, performance and policies;

c.	who have the willingness and ability to devote the necessary time and effort required for service on the Board;

d.	who have the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;

e.	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and

f.	who hold or have held a senior position with a significant business Corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

2.	Not more than one person who is or was employed, within a two (2) year period, by the same company or organization (other than the Corporation, directly or indirectly) may simultaneously serve as a Director.

3.	Persons who have attained the age of 70 shall not be eligible for election or re-election as a Director.

4.	Any Director who (i) retires from; or (ii) discontinues their active employment with the business or other enterprise with which they were primarily affiliated at the time of their most recent election to the Board; or (iii) incurs a significant reduction in responsibilities, title or activities as related to the time of their most recent election to the Board, shall submit their resignation upon the occurrence of any of the aforesaid events. The Governance Committee will review with the Board the effects of this change upon the interests of the Company and recommend to the Board whether to accept the resignation.

E.	Number of Board Seats. The Corporation does not have a policy limiting the number of other company boards of directors upon which a Director may sit. However, the Governance Committee shall consider the number of other company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member. It is the sense of the Board that prospective Directors should simultaneously serve on no more than 2-4 other company Boards, depending on their personal circumstances.

Directors are expected to advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting any other company directorship or any assignment to the Audit and Finance Committee or compensation committee of the board of directors of any other company.

F.	Size of Board. The by-laws of the Corporation provide that the size of the Board of Directors shall consist of not more than thirteen (13) Directors. The Board shall determine the number of Directors as deemed appropriate by the Board, subject to the Corporation’s by-laws.

III.	Term

A.	Normal Terms. The Board of Directors are classified into three classes. Each class of Directors is elected for three year terms at the annual meeting of shareholders on the third anniversary of their previous election. Any vacancy in the Board for any reason, including a vacancy resulting from an increase in the number of Directors, may be filled by action of the Board of Directors. Directors shall hold office from the time of their election and qualification and shall serve until the election and qualification of their successor or until such Director’s earlier death, resignation, disqualification or removal.

B.	Management Director Resignation. A Director who also is an officer of the Corporation, who either resigns or retires their officer position, shall simultaneously submit their resignation as a Director, acceptance of which shall be at the discretion of the other Board members.

C.	Term Limits. The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

IV.	Stock Ownership of Directors

It is the policy of the Board that all Directors hold an equity interest in the Corporation. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Corporation (including share units held under the Corporation’s Board of Directors Deferred Compensation Plan, or any successor plan) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

V.	Board Meetings

A.	Scheduling of Meetings. The Chairman, in consultation with the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that five to six meetings at appropriate intervals are generally desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Corporation. A special meeting of the Board may be called at any time by the Chief Executive Officer, the Chairman, or by members of the Board of Directors constituting no less than a majority of the total number of independent Directors then in office. Participation in such special meetings may be by means of conference telephone.

B.	Agenda. The Chairman and Chief Executive Officer shall establish the agenda for each Board meeting. Each Director shall be entitled to suggest the inclusion of items on the agenda, request the presence of or a report by any member of the Corporation’s senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting. Subject to reasonable exception, Directors shall be advised of significant agenda items and shall be furnished with appropriate supporting materials in advance of meetings of the Board and Committees of the Board.

C.	Management Presentations. Management shall make presentations to the Board on the performance, operations and significant activities of the Corporation.

D.	Executive Sessions. The Board shall meet in regularly scheduled Executive Sessions no less than twice per year. These meetings shall take place without the participation of the Chief Executive Officer or other members of the Corporation’s management and non-independent Directors to deal with such other matters as the Lead Director and participating Directors may deem appropriate. Additional Executive Sessions may be scheduled from time to time as determined by a majority of the independent Directors in consultation with the Lead Director. This Session, or portion thereof, will be chaired by the Lead Director and if the Lead Director is not present, then by the Chairman of the Committee for the relevant subject matter discussed in the Session.

VI.	Attendance

A.	Board Meetings. It is expected that Board Members will make every effort to attend Board Meetings and meetings of their respective Committees, with the expectation that Board Members will attend no less than collectively seventy-five percent (75%) of such meetings, except when exceptional circumstances prevent such attendance.

B.	Annual Shareholders Meeting. It is expected that Board Members will attend the Annual Shareholders Meeting, except when exceptional circumstances prevent such attendance.

VII.	Lead Director

An independent Director shall act in a lead capacity to perform certain functions (“Lead Director”) as outlined below. The Lead Director will be elected annually by the independent Directors.
      The Lead Director’s responsibilities are to:

(a)	preside at the Executive Sessions of the independent Directors;

(b)	provide the Chairman with input into the agenda for the Board meetings, to the extent necessary, on behalf of the independent Directors and establish the agenda for Executive Sessions of independent Directors; and

(c)	act as the principal liaison between the independent Directors, the Chairman and the CEO, and keep the Chairman advised of activities of the independent Directors.

VIII.	Board Committees

A.	Generally. Standing or temporary committees, consisting of two or more Directors, may be appointed by the Board from time to time. The Board may vest committees with such power and authority as the Board determines appropriate, subject to such limitations as are set forth in the Delaware General Corporation Law and the Corporation’s Certificate of Incorporation and By-Laws. The Governance Committee shall consider and recommend to the Board the rotation of Committee memberships and chairmanships, as determined appropriate. The Board does not have a practice of automatic rotation of Committee chairs and members after a set time period. There are many reasons to maintain an individual Director on a specific Committee, including continuity and subject matter expertise necessary for an effective Committee. There are currently four standing committees:

•	Executive Committee

•	Audit & Finance Committee (“Audit and Finance Committee”)

•	Human Resources Committee

•	Corporate Governance Nominating Committee (“Governance Committee”)

B.	Charters. Each standing Committee (other than the Executive Committee) shall have a written charter of responsibilities, duties and authorities, which shall periodically be reviewed by the Board. Each Committee shall report to the full Board, as deemed necessary, with respect to its activities, findings and recommendations.

C.	Advisors. Each Committee shall have full power and authority to retain the services of such advisers and experts, including counsel, as the Committee deems necessary or appropriate with respect to specific matters within its purview.

D.	Committee Assignments. The Governance Committee, after consideration of the desires, experience and expertise of individual Directors, shall recommend to the Board the assignment of Directors to Committees, including the designation of Committee Chairs. In acting upon such recommendation and report, the full Board shall give consideration to the following objectives:

•	the target size of each Committee should be three or five members, unless circumstances call for an exception;

•	Committee, Chairmanship and membership should be considered for rotation periodically, subject to any applicable legal, regulatory and stock exchange listing requirements; and

•	the Audit, Human Resources, and Board Governance Committees shall be composed entirely of independent Directors. The Executive Committee shall include the Chief Executive Officer of the Corporation.

E.	Committee Meetings. Each Committee Chair, in consultation with the Chairman of the Board, Committee member and management of the Corporation shall establish agendas and set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities. Any Director who is not a member of a particular Committee may attend any Committee meeting with the concurrence of the Committee Chair or a majority of the members of the Committee.

IX.	Compensation

Outside Directors shall be appropriately compensated for their service on the Board. This compensation shall take into consideration the amount of time required to be devoted to Board activities, the risks of such positions and the competitiveness of the compensation levels. Compensation is subject to change at the discretion of the Board. The current compensation paid to Outside Directors shall be an annual retainer of $40,000, and a meeting fee for Board and Committee meetings of $1,500 for in-person meetings and $1,000 for telephone meetings. Further, the Chairman of the Audit Committee shall be paid a fee of $10,000 and other Board Committee Chairmen and the Lead Director shall each be paid an additional annual fee of $5,000 (Chairman’s Fee”), provided that a Board member shall be paid only one Chairman’s Fee regardless of the number of chairmanships. Board members will also receive stock option grants under the Corporation’s Stock Option Plan(s). The Company has adopted a deferred compensation plan which allows Directors to defer payment of their Board compensation. This plan may be changed from time to time.

X.	Self-Evaluation by the Board

The Governance Committee will sponsor an annual self-assessment of the Board’s performance as well as the performance of each Committee of the Board, the results of which will be discussed with the full Board and each Committee. The Governance Committee will also utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various Committees.

XI.	Director Education

The Corporation shall assist the Board by providing appropriate orientation programs for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Corporation’s businesses and to assist new Directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. The Board and the Company’s management shall similarly work together to develop and implement appropriate continuing education programs for the same purposes.

XII.	Expenses

Directors shall be reimbursed for ordinary, necessary and reasonable expenses incident to their service on the Board and to their attendance at meetings of the Board, Committees of the Board and shareholders.

Requests for reimbursement for expenses over $75.00 must be accompanied by a receipt for such expenses. Directors shall be reimbursed for air travel expenses not exceeding the first-class commercial air travel rate. All such requests are to be forwarded to the Secretary of the Corporation.

XIII.	Capital Expenditures

Management shall submit to the Board an Annual Capital Expenditure Budget for Board approval at the same time the Annual Operating Budget is submitted.

While the Capital Expenditure Budget will outline anticipated projects, the projects may change at the discretion of management as long as total annual capital expenditures do not exceed the total Annual Budget and subject to the individual expenditure approval levels established by the Board. If management anticipates that expenditures will exceed the amount budgeted, it must obtain Board approval for amounts that exceed the approved budget. Management authority to approve funding for individual expenditures within the scope of the approved budget is as follows:

Up to $25,000	Division General Manager
Greater than $25,000 to $75,000	Senior Vice President
Greater than $75,000 to $600,000	President/Chief Operating Officer
Greater than $600,000 to $5 million	Chair/Chief Executive Officer
Greater than $5 million	Board of Directors

XIV.	Communication with the Board

A.	General Communications. All Board members, including their Committee assignments, are identified each year in the Company’s Proxy Statement. Communications which are intended for Board members can be sent to the Company’s Secretary at the Company’s Headquarters for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

B.	Director Nominations. The Directors welcome and are willing to consider recommendations from shareholders for Director nominations. Shareholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company or the Company’s Governance Committee, in accordance with the Company’s Bylaws and addressed to the Corporate Secretary or to the Chairman of the Governance Committee at the following address: DENTSPLY International Inc., 221 West Philadelphia Street, York, Pennsylvania 17405-0872.
THESE GUIDELINES/POLICIES SHALL BE SUBJECT TO CHANGE AS REQUIRED BY LAW OR AS DEEMED APPROPRIATE BY THE BOARD OF DIRECTORS.

WORLD HEADQUARTERS
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA ST.
YORK, PA 17405-0872

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by DENTSPLY International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DENTSPLY International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DNTSY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENTSPLY INTERNATIONAL INC.

The Board of Directors recommends a vote FOR both proposals.

Prop 1 —	Directors	For	Withhold	For All	To withhold authority to vote for any individual
	01) WENDY L. DIXON	All	For All	Except	nominee, mark “For All Except” and write the
	02) LESLIE A. JONES				nominee’s number on the line below.
	03) GERALD K. KUNKLE, JR.	☐	☐	☐

		For	Against	Abstain

Prop 2 —	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS, TO AUDIT THE BOOKS AND ACCOUNTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For comments, please check this box and write them on the back where indicated.       ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Solicited on behalf of the Board of Directors of
DENTSPLY International Inc.
The undersigned stockholder of DENTSPLY International Inc. (the “Company”) hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company’s Employee Meeting Room at DENTSPLY International Inc., 570 West College Avenue, York, Pennsylvania, on Wednesday, May 10, 2006, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side.
This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the “ESOP”) and/or DENTSPLY International Inc. 401(k) Savings Plan (the “401 (k)”), I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share (“Common Stock”) of DENTSPLY International Inc. (the “Company”) allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company’s Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.
This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted, by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. Eastern Time on Tuesday, May 9, 2006, for all registered shares to be voted and by 5:00 p.m. Eastern Time on Friday, May 5, 2006, for the Trustee to vote the Plan shares.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on reverse side)